SECURITIES & EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) July 6, 1999 (July 2, 1999)
                                                   ------------  ------------



                               RONSON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           New Jersey                   1-1031                  22-0743290
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
         of incorporation)            File Number)           Identification No.)



Corporate Park III, Campus Dr., P.O. Box 6707, Somerset, NJ           08875-6707
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



     Registrant's telephone number, including area code (732) 469-8300
                                                        --------------

                               RONSON CORPORATION
                                 FORM 8-K INDEX




        ITEM 5.    OTHER EVENTS

        ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        Item 5.  Other Events

             On July 2, 1999, the Registrant, Ronson Corporation (the "Company"), issued a letter from Mr. Louis V. Aronson II, the Company's president and chief executive officer, to Mr. Warren G. Lichtenstein reaffirming Ronson's rejection of Mr. Lichtenstein. The letter is attached hereto as Exhibit 99.a).


        Item 7.  Financial Statements and Exhibits

                 a) Financial Statements:  None.

                 b) Pro Forma Financial Information:  None.

                 c) Exhibits:


                99.a) Letter dated July 2, 1999, to Mr. Warren G. Lichtenstein from Mr. Louis V. Aronson II, the Company's president and chief executive officer.


                                       SIGNATURE
                                       ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Ronson Corporation



                                       /s/ Daryl K. Holcomb
                                       --------------------
                                       Daryl K. Holcomb
                                       Vice President and
                                       Chief Financial Officer,
                                       Controller and Treasurer



        Date:  July 6, 1999

                                           Exhibit 99.a)

                                           July 2, 1999
        Mr. Warren G. Lichtenstein
        Steel Partners II, L.P.
        150 East 52nd Street
        21st Floor
        New York, NY 10022

        Dear Mr. Lichtenstein:

        We have your letter of June 30th.

        It was not unexpected that we would receive a further communication from you just prior to a national holiday. You persist in repeating this petty tactic. You should have realized that your attempts to harass Ronson's Board of Directors and to mislead our shareholders with contentious and misleading holiday missives, would be to no avail.

        We are of the view that your letter contains nothing that is new or noteworthy. Your request that the Company negotiate with you (and provide you confidential information not available to the other shareholders) is still not - as you misleadingly imply - an Offer. It remains conditional and provides none of the disclosures or details required for an offer under the Federal Securities Laws. Accordingly, for the reasons we have previously stated to you on numerous occasions, the Directors see absolutely no reason or advantage to the Company's stockholders and employees to meet with you.

        Indeed, the request set forth in your letter presents a real threat to the Company and its public shareholders. You attempt to belittle our concern for the potential misuse of confidential corporate information which would necessarily be disclosed in any "negotiation". These concerns  are  legitimate  and a  confidentiality  agreement  which  you suggested would not eliminate them. You are well aware that in an earlier conversation when you mentioned to me your contact with another company, I urged you not to interfere with the due diligence and discussions we were undertaking with that company. While you left me with the clear impression that you would accede to my request, we subsequently learned that you continued your contacts, thereby jeopardizing our ability to negotiate on behalf of the Company and all our shareholders.

        I also note that your improper contact with the customers, competitors and business associates of one of your other target companies is the subject of a lawsuit that was recently filed against you and several of your cohorts in the California court. Needless to say, Ronson's Directors want to spare our shareholders from this type of interference.

        Under the circumstances, it would be irresponsible for the Ronson Board and management voluntarily to eliminate the widely accepted corporate procedural provisions in its Certificate of Incorporation and By-Laws, to waive the provisions of the Company's Rights Plan and, particularly, to waive the provisions of the statute enacted by the New Jersey Legislature to protect the interest of New Jersey corporations, their shareholders and their employees.

        As we have emphasized in the past, Ronson Corporation is on sound footing and well established for long term profit and growth. This is only enhanced by the fact that the Company appears near the conclusion of the costly environmental cleanup which will free substantial cash flow to be used to maximize value for ALL of Ronson's stockholders.

                                            Sincerely,


                                            Louis V. Aronson II